CLAIM TRANSFER AGREEMENT

Nevada Lode Mining Claims

This Claim Transfer Agreement ("Agreement") is entered into effective the 1st day of January, 2013, by and between **Soloro Gold**, a Nevada corporation formerly known as Nevada Gold Corp. ("Nevada Gold") and the **Isaiah Capital Trust** ("Isaiah").

Recitals

A. Soloro Gold and Isaiah entered into an Exploration and Mineral Option Agreement dated January 1, 2006, and an Amendment to Exploration and Mineral Option Agreement dated November 30, 2008, with regard to certain unpatented mining claims located in Elko County, Nevada (the foregoing Agreements are hereinafter referred to collectively as the "Option Agreement"). The foregoing unpatented mining claims are more particularly described on Exhibit A attached hereto (the "Property").

B. The parties are desirous of entering into the present Agreement, which will supercede the Option Agreement and result in the transfer of the Property from Isaiah to Soloro Gold for consideration and on the terms and conditions set forth in this Agreement.

Agreement

Now, therefore, in consideration of the foregoing and the mutual promises and agreements contained herein, Isaiah and Soloro Gold agree as follows:

1. The Recitals set forth above are incorporated herein by this reference. The terms and conditions of the Option Agreement are in all respects hereby superceded by the terms and conditions of this Agreement, and the Option Agreement is of no further force or effect.

2. Definition of Property. In addition to the description set forth in the Recitals and Exhibit A, as used in this Agreement, the term "Property" includes the following:

2.01 The Property and all buildings, structures and improvements thereon, together with all tenements, hereditaments and appurtenances thereunto belonging or appertaining;

2.02 All fixtures, equipment, machinery and personal property situated on, appurtenant to or used in connection with the Property;

2.03 All technical reports, information and data relating to the Property, including without limitation all engineering, geologic and environmental data, maps and reports; and

2.04 Any leases and other occupancy agreements relating to any of the Property.

3. Conveyance of Property. The Property, including all rights and privileges appurtenant to or arising from the Property, shall be conveyed by Isaiah to Soloro Gold upon execution of this Agreement by quitclaim deed (the "Deed") in the form attached hereto as Exhibit B. A Notice of Transfer of Interest shall thereafter be filed with the Nevada State Office of the Bureau of Land Management.

4. Possession. Upon execution of this Agreement, possession of the Property shall be delivered to Soloro Gold, and all risk of loss of, or damage to, the Property from any source shall, at that time, pass to and become the sole responsibility of Soloro Gold.

5. Isaiah Royalty. Soloro Gold shall pay to Isaiah a net smelter return production royalty on the Property of two percent (2%). When payable, the royalty shall be paid in cash on a quarterly basis. The terms and conditions of the net smelter return production royalty payable to Isaiah are as set forth on Exhibit C attached hereto and incorporated herein by this reference (the "NSR Royalty"). In lieu of cash, at Isaiah's discretion, any quarterly royalty may be paid via a transfer of shares of restricted common stock in Soloro Gold of a value equal to the amount of the applicable royalty payment. For such purpose, such stock in Soloro Gold shall be valued in an amount equal to its closing price as of the date the royalty payment first becomes due and payable, as set forth in Exhibit C to this Agreement.

6. Information Pertaining to the Property. Promptly following execution of this Agreement, Isaiah shall provide Soloro Gold with any information, data, documents, and other materials in Isaiah's possession or reasonably available to Isaiah relating to the Property, including all engineering, geologic and environmental reports and information relating to the Property, any maps and/or survey work, and all land use planning or similar information. Isaiah's interest in all such materials shall pass to Soloro Gold upon execution of this Agreement.

7. Warranties. Soloro Gold agrees that the Property is being conveyed in an "as-is" and "as-shown" condition, with no representation or warranty of any type or nature being made by Isaiah except as set forth in this Section. Isaiah warrants, represents, and covenants (with the understanding that Soloro Gold is relying on these warranties, representations, and covenants and that such warranties, representations and covenants will survive delivery of the Deed) that:

(a) To Isaiah's knowledge, there are no claims, actions, suits, or other proceedings pending or threatened by any governmental department or agency or any other corporation, partnership, entity, or person whomsoever, nor any voluntary actions or proceedings contemplated by Isaiah, which in any manner or to any extent may detrimentally affect Soloro Gold's right, title, or interest in and to the Property or the value of the Property or Isaiah's ability to perform Isaiah's obligations under this Agreement.

(b) Isaiah owns the unpatented claims constituting the Property.

(c) To Isaiah's knowledge, there is no pending or threatened condemnation or similar proceeding affecting any part of the Property, and Isaiah has not received any notice of any such proceeding and has no knowledge that any such proceeding is contemplated.

(d) To Isaiah's knowledge, no work other than work by Soloro Gold has been performed or is in progress at the Property and no materials have been furnished to the Property which might give rise to mechanic's, materialman's or other liens against any part of the Property.

(e) Isaiah is not prohibited from consummating the transactions contemplated by this Agreement by any law, regulation, agreement, instrument, restriction, order, or judgment.

(f) To Isaiah's knowledge, there are no parties in adverse possession of the Property.

(g) To Isaiah's knowledge, there are no attachments, executions, assignments for the benefit of creditors, receiverships, conservatorships, or voluntary or involuntary proceedings in bankruptcy or pursuant to any other laws for relief of debtors contemplated or filed by Isaiah or pending against Isaiah or affecting or involving the Property.

8. Soloro Gold's Representations and Warranties. Soloro Gold warrants, represents, and covenants (with the understanding that Isaiah is relying on said warranties, representations, and covenants) that:

(a) Soloro Gold has full power and authority to enter into and perform this Agreement in accordance with its terms.

(b) Soloro Gold acknowledges that consummation of this transaction shall constitute its acknowledgment that it has independently inspected and investigated the Property and has made and entered into this Agreement based upon such inspection and investigation and its own examination of the condition of the Property.

9. No Assumption of Isaiah's Liabilities. Soloro Gold is acquiring only the Property from Isaiah and is not the successor of Isaiah. Soloro Gold does not assume, agree to pay, or indemnify Isaiah or any other person against any liability, obligation, or expense of Isaiah or relating in any way to the Property except to the extent, if any, expressly and specifically provided for in this Agreement and any exhibits hereto.

10. Indemnification and Liabilities. Subject to the limitations and other provisions contained in this Agreement, Isaiah shall, and it hereby does, indemnify and agree to pay, defend, and hold harmless Soloro Gold from any liability, obligation, action, suit, judgment, fine, award, loss, claim, demand, or expense (including attorneys' fees) arising from any occurrence on or in connection with the Property prior to the effective date of this Agreement. Subject to the limitations and other provisions contained in this Agreement, Soloro Gold shall, and it hereby does, indemnify and agree to pay, defend, and hold harmless Isaiah from any liability, obligation, action, suit, judgment, fine, award, loss, claim, demand, or expense (including attorneys' fees)

arising from any act or omission of Soloro Gold pertaining in any manner to the Property for the period of time after the effective date of this Agreement.

11. Notices. Notices required or permitted hereunder shall be given in writing and (a) personally delivered, (b) transmitted by facsimile transmission with a copy sent by certified mail within twenty-four hours thereafter, (c) sent by registered or certified mail, return receipt requested, postage prepaid, or (d) sent by a nationally recognized overnight courier service (e.g., Federal Express, DHL) addressed as follows:

To Isaiah: Isaiah Capital Trust
Attn: Donna A. Trott, Vice President of
St. George's Trust Company, Trustee

Address: 27 Reid Street, 1st Floor
Hamilton, HM11, Bermuda
Phone: (441) 295-4754
Email: dat@sgt.bm

To Buyer: Soloro Gold
Attn: Denis Corin, President

Address: 2685 Chateau Clermont Street
Henderson, NV 89044
Phone: (760) 702-6312
Email: dencorin@gmail.com

or at any other address designated by Soloro Gold or Isaiah in writing. Any such notice or communication shall be deemed to have been given as of the date of FAX transmission, if FAXed and mailed, as of the date of delivery, if hand or courier delivered, or as of three days after the date of mailing, if mailed certified, return receipt requested, postage prepaid.

12. Attorneys' Fees. The prevailing party in any litigation, arbitration or other proceeding relating to this Agreement shall be entitled to recover its reasonable costs, attorneys' fees and other expenses (e.g. expert witness fees) incurred in connection therewith.

13. Intended Agreement. This Agreement is the result of arms-length negotiations between parties of roughly equivalent bargaining power and expresses the complete, actual, and intended agreement of the parties. This Agreement shall not be construed for or against either party as a result of its participation, or the participation of its counsel, in the preparation and/or drafting of this Agreement or any exhibits hereto.

14. Relationship. This Agreement shall not be construed as creating a joint venture, partnership, or any other cooperative or joint arrangement between the parties, and it shall be construed strictly in accordance with its terms.

15. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors in interest and permitted assigns.

16. Further Instruments and Documents. Each party hereto shall, promptly upon the request of the other party, acknowledge and deliver to the other party any and all further instruments and assurances reasonably requested or appropriate to evidence or give effect to the provisions of this Agreement.

17. Integration Clause; No Oral Modification. This Agreement represents the entire agreement of the parties with respect to its subject matter, and all agreements, oral or written, entered into prior to this Agreement are revoked and superseded by this Agreement. No representations, warranties, inducements, or oral agreements have been made by any of the parties except as expressly set forth herein, or in other contemporaneous written agreements. This Agreement may not be changed, modified, or rescinded, except in a writing, signed by all parties hereto, and any attempt at oral modification of this Agreement shall be void and of no effect.

18. Governing Law. This Agreement shall be deemed to be made under, shall be construed in accordance with, and shall be governed by the internal, substantive laws of the State of Nevada without reference to any conflict of laws provisions.

19. Severability. If any provision of this Agreement is declared void or unenforceable, such provision shall be deemed severed from this Agreement, and this Agreement shall otherwise remain in full force and effect.

20. Waiver. Failure of any party to exercise any right, remedy, or option arising out of a breach of this Agreement shall not be deemed a waiver of any right, remedy, or option with respect to any subsequent or different breach, or the continuance of any existing breach.

21. Counterparts. This Agreement may be executed in any number of counterparts, all the counterparts shall be deemed to constitute one instrument, and each counterpart shall be deemed an original.

22. Time of Essence. Time is hereby declared to be of the essence for the performance of all conditions and obligations under this Agreement.

23. Attorney Representation/Waiver. The parties acknowledge that the law firm of DeConcini McDonald Yetwin & Lacy, P.C. (the "Firm") has previously provided legal services relating to maintenance of the claims comprising the Property on behalf of and for the benefit of Soloro Gold and Isaiah. The subject Agreement has been prepared by the Firm for and on behalf of Soloro Gold. Soloro Gold and Isaiah hereby acknowledge the foregoing and waive any conflict arising as a result of the Firm's representation with regard to the claims comprising the Property. Soloro Gold and Isaiah each further acknowledge that they have access to independent legal counsel with regard to this Agreement and the foregoing waiver provision.

24. Construction/Interpretation. The captions and section headings used in this Agreement are for convenience and reference only and are not intended to define, limit, or

describe the scope or intent of any provision of this Agreement. When used herein, the terms "include" or "including" shall mean without limitation by reason of the enumeration. All grammatical usage herein shall be deemed to refer to the masculine, feminine, neuter, singular, or plural as the identity of the person or persons may require. The term "person" shall include an individual, corporation, partnership, trust, estate, or any other entity. If the last day of any time period stated herein shall fall on a Saturday, Sunday, or legal holiday in the State of Nevada, then the duration of such time period shall be extended so that it shall end on the next succeeding day which is not a Saturday, Sunday, or legal holiday in the State of Nevada.

IN WITNESS WHEREOF, Soloro Gold and Isaiah have executed this Agreement on the dates set forth below.

ISAIAH CAPITAL TRUST
St. George's Trust Company Limited, Trustee

By: ______________________________

Donna A. Trott — *Authorised Signatory*
Janice C. Howell — *Authorised Signatory*

Date: 28 March 2013

SOLORO GOLD
a Nevada corporation

By: ______________________________
Denis Corin, President

Date: January 31 2013

EXHIBIT A

LEGAL DESCRIPTION OF PROPERTY

The following listed unpatented mining claims are situated in Sections 17, 18, 19, 24, 25 and 30, Township 38 North, 48 East, Mt. Diablo Meridian, Elko County, Nevada:

Name of Claim	*Elko Cty Recds Document No.*	*BLM Serial N MC No*
RMB #1	547494	0919522
RMB #2	547495	0919523
RMB #3	547496	0919524
RMB #4	547497	0919525
RMB #5	547498	0919526
RMB #6	547499	0919527
RMB #7	547500	0919528
RMB #8	547501	0919529
RMB #9	547502	0919530
RMB #10	547503	0919531
RMB #11	547504	0919532
RMB #12	547505	0919533
RMB #13	547506	0919534
RIMRMB #1	547507	0919535
RIMRMB #2	547508	0919536
RIMRMB #3	547509	0919537
RIMRMB #4	5475010	0919538
RIMRMB #5	5475011	0919539
RIMRMB #6	5475012	0919540
RIMRMB #7	5475013	0919541
RIMRMB #8	5475014	0919542
RIMRMB #9	5475015	0919543
RIMRMB #10	5475016	0919544
RIMRMB #11	5475017	0919545
RIMRMB #12	5475018	0919546
HCB #1	548244	0920107
HCB #2	548245	0920108
HCB #3	548246	0920109
HCB #4	548247	0920110
HCB #5	548248	0920111
HCB #6	548249	0920112
HCB #7	548250	0920113
HCB #8	548251	0920114

The following listed unpatented mining claims are situated in Sections 4, 5, 8 and 9, Township 39 North, Range 45 East, and Sections 33 and 34, Township 40 North, Range 45 East, Mt. Diablo Meridian, Elko County, Nevada:

Name of Claim	*Elko Cty Recds Document No.*	*BLM Serial N MC No*
POLEB #1	548225	0920115
POLEB #2	548226	0920116
POLEB #6	548227	0920117
POLEB #7	548228	0920118
POLEB #8	548229	0920119
POLEB #9	548230	0920120
POLEB #11	548231	0920121
POLEB #12	548232	0920122
POLEB #16	548233	0920123
POLEB #17	548234	0920124
POLEB #18	548235	0920125
POLEB #19	548236	0920126
POLEB #20	548237	0920127
POLEB #21	548238	0920128
POLEB #22	548239	0920129
POLEB #23	548240	0920130
POLEB #24	548241	0920131
POLEB #25	548242	0920132

EXHIBIT B

FORM OF DEED

Be it hereby known that there are no social security numbers included within this document.

When recorded, return to:

Michael R. Urman
DeConcini McDonald Yetwin & Lacy, P.C.
2525 E. Broadway Blvd., Suite 200
Tucson, Arizona 85716

QUITCLAIM DEED

ISAIAH CAPITAL TRUST, whose address is c/o St. George's Trust Company Limited, 27 Reid Street, 1st Floor, Hamilton, HM11, Bermuda ("Grantor") for and in consideration of Ten Dollars ($10.00) and other valuable consideration, does hereby quitclaim to SOLORO GOLD, a Nevada corporation, whose address is 2685 Chateau Clermont Street, Henderson, NV 89044 ("Grantee"), all their right, title and interest in and to those certain unpatented mining claims of Grantor situated in Elko County, Nevada, the names of which and the place of record of the location notices thereof in the official records of said County and the Nevada State Office of the Bureau of Land Management are as set forth in Exhibit A attached hereto and incorporated herein by this reference.

DATED this 28 day of March, 2013.

ISAIAH CAPITAL TRUST
St. George's Trust Company Limited, Trustee

By: ______________________________

Donna A. Trott — *Authorised Signatory*

Janice C. Howell — *Authorised Signatory*

British Commonwealth of Nations)
) ss.
ISLAND OF BERMUDA)

The foregoing instrument was acknowledged before me this ____ day of _______________, 2013, by Donna A. Trott, Vice President of St. George's Trust Company, Trustee of the Isaiah Capital Trust, in her capacity as trustee only.

____
Notary Public

EXHIBIT A

The following listed unpatented mining claims are situated in Sections 17, 18, 19, 24, 25 and 30, Township 38 North, 48 East, Mt. Diablo Meridian, Elko County, Nevada:

Name of Claim	*Elko Cty Recds Document No.*	*BLM Serial N MC No*
RMB #1	547494	0919522
RMB #2	547495	0919523
RMB #3	547496	0919524
RMB #4	547497	0919525
RMB #5	547498	0919526
RMB #6	547499	0919527
RMB #7	547500	0919528
RMB #8	547501	0919529
RMB #9	547502	0919530
RMB #10	547503	0919531
RMB #11	547504	0919532
RMB #12	547505	0919533
RMB #13	547506	0919534
RIMRMB #1	547507	0919535
RIMRMB #2	547508	0919536
RIMRMB #3	547509	0919537
RIMRMB #4	5475010	0919538
RIMRMB #5	5475011	0919539
RIMRMB #6	5475012	0919540
RIMRMB #7	5475013	0919541
RIMRMB #8	5475014	0919542
RIMRMB #9	5475015	0919543
RIMRMB #10	5475016	0919544
RIMRMB #11	5475017	0919545
RIMRMB #12	5475018	0919546
HCB #1	548244	0920107
HCB #2	548245	0920108
HCB #3	548246	0920109
HCB #4	548247	0920110
HCB #5	548248	0920111
HCB #6	548249	0920112
HCB #7	548250	0920113
HCB #8	548251	0920114

The following listed unpatented mining claims are situated in Sections 4, 5, 8 and 9, Township 39 North, Range 45 East, and Sections 33 and 34, Township 40 North, Range 45 East, Mt. Diablo Meridian, Elko County, Nevada:

Name of Claim	*Elko Cty Recds Document No.*	*BLM Serial N MC No*
POLEB #1	548225	0920115
POLEB #2	548226	0920116
POLEB #6	548227	0920117
POLEB #7	548228	0920118
POLEB #8	548229	0920119
POLEB #9	548230	0920120
POLEB #11	548231	0920121
POLEB #12	548232	0920122
POLEB #16	548233	0920123
POLEB #17	548234	0920124
POLEB #18	548235	0920125
POLEB #19	548236	0920126
POLEB #20	548237	0920127
POLEB #21	548238	0920128
POLEB #22	548239	0920129
POLEB #23	548240	0920130
POLEB #24	548241	0920131
POLEB #25	548242	0920132

NOTICE OF TRANSFER OF INTEREST

Notice is hereby given pursuant to 43 C.F.R. § 3833.32(b) that, by the enclosed Quitclaim Deed dated _______________, 2013, Isaiah Capital Trust has transferred its interest in 51 unpatented lode mining claims (the "Claims") to Soloro Gold, a Nevada corporation.

1. The Claims transferred are in Elko County, Nevada, the names of which and the serial numbers assigned to each claim are set forth in Exhibit A of the enclosed Quitclaim Deed.

2. The name and mailing list of the entity to which the claims have been transferred is:

   Soloro Gold
   2685 Chateau Clermont Street
   Henderson, NV 89044

3. A check in the amount of $510.00 is enclosed to cover the fee for the transfer of 55 claims as indicated on the table at 43 C.F.R. § 3830.21.

Dated this ___ day of ___________, 2013.

SOLORO GOLD
a Nevada corporation

By: ________________________________
Denis Corin, President

EXHIBIT C

to

CLAIM TRANSFER AGREEMENT
Between Isaiah Capital Trust ("Seller")
and
Soloro Gold ("Buyer")
dated effective January 1, 2013

A. NET SMELTER RETURN DEFINITION

1. In the event that Buyer sells ores, concentrates, precipitates, cathodes, leach solutions, or any other primary, intermediate or final product or any other mineral substances ("Mineral Substances") (other than fine gold and/or silver bullion or dore bullion) produced from the Premises, Net Smelter Return for a calendar quarter shall mean the amount of Revenues, actually received by Buyer from the sale of such Mineral Substances, less, to the extent paid or incurred by Buyer, (a) the costs of transportation between the mill and the buyer (or, if no mill is involved, between the place from which the product sold is retrieved at or near the Premises in the form in which it is sold and the buyer), (b) the cost of assaying, sampling, smelting and refining such products, and (c) taxes (other than income taxes) imposed in connection with transporting and selling such products. In the event that Buyer uses its own smelter or refinery, the allowable deduction for smelting and refining shall not exceed the cost of a comparable third party smelter or refiner.

2. If Buyer produces or has produced through a tolling/refining contract or in any transactions that result in Buyer owning title to fine gold and/or silver bullion produced or dore bullion produced from the Premises, Net Smelter Return for a calendar quarter shall mean the amount of fine gold and/or silver bullion produced or the amount of gold and/or silver contained in dore bullion produced from the Premises during the quarter multiplied by (i) for gold, the average London Bullion Market Association P.M. Gold Fixing for the calendar quarter of production and (ii) for silver, the average London Bullion Market Association daily Silver Fixing for the calendar quarter of production, less the following costs attributed to that production, to the extent paid or accrued by Buyer prior to the date payment is due Seller as prescribed in Section C.1(b) of this Exhibit B: (a) the costs of transportation from the mill to the smelter/refiner, (or, if no mill is involved, between the place from which the product sold is retrieved at or near the Premises in the form in which it is sold and the buyer), (b) the cost of assaying, sampling, smelting, and refining said bullion, including any penalties assessed by the purchaser of said fine gold and/or silver bullion, (c) taxes (other than income taxes) imposed in connection with transporting and selling said fine gold and/or silver bullion, and (d) costs of sale, if any, actually paid or incurred by Buyer prior to the date payment is due Seller as described above. In the event that Buyer uses its own smelter or refinery, the allowable deduction for smelting and refining shall not exceed the cost of a comparable third party smelter or refiner.

For purposes of this Section A.2, the average gold and silver prices for the production quarter shall be determined by dividing the sum of all daily prices posted during the calendar quarter by the number of days that prices were posted. The posted prices shall be obtained from The Wall Street Journal, Reuters, E&MJ, or other reliable source. If either the London Bullion Market Association P.M. Gold Fixing or the London Bullion Market Association Daily Silver Fixing ceases to be published, Buyer and Seller shall agree upon a similar alternative method for determining the average daily spot market price for gold and/or silver, as the case may be, which shall be used in calculating Net Smelter Return.

Buyer and Seller acknowledge that the purpose of this Section A.2 is to assure that Net Smelter Return is determined in a timely manner for fine gold and/or silver bullion produced or dore bullion produced during a calendar quarter regardless of whether an actual sale of gold and/or silver to a third party is made by Buyer. The parties further acknowledge that Buyer shall have the right to market and sell to third parties the gold and silver produced from the Premises in any manner it chooses, including the forward sale of gold and silver on the commodity markets. Seller shall have absolutely no right whatsoever to participate in any sales by Buyer on the commodity market or otherwise share in any profits or losses received by Buyer as a result of Buyer's marketing activities.

3. In no event shall Buyer deduct the cost of mining, milling, leaching or any other processing cost at Buyer's mine facility in the determination of Net Smelter Return.

B. REVENUES

Revenues shall mean the total amounts received by Buyer from the sale of Mineral Substances produced from the Premises at the point of sale, less all selling costs; provided-such sales are arms-length transactions, and provided further that sales to affiliates of Buyer are valued at the fair market value of the products sold. For the purposes of this Exhibit B, Mineral Substances may be in a primary, intermediate or final form.

C. PRODUCTION ROYALTY PAYMENT

1. The amount of production royalty due Seller shall be payable in the following alternative manners depending on Buyer's method of selling Mineral Substances produced from the Premises.

    a. If Buyer produces and sells ores, concentrates, precipitates, cathodes, leach solutions or any other primary, intermediate or final product or any Mineral Substances other than fine gold and/or silver bullion or dore bullion, the production royalty paid to Seller shall be calculated by multiplying the amount of Net Smelter Return determined in Section A.1 of this Exhibit B by two percent (2%). Payment shall be made within 30 days after Buyer's receipt of Revenues from such sales.

    b. If Buyer produces fine gold and/or silver bullion or dore bullion, the production

royalty paid to Seller shall be calculated by multiplying the amount of Net Smelter Return determined in Section A.2 of this Exhibit B by two percent (2%). Payment shall be made within 30 days after the end of a calendar quarter for production in that quarter.

2. Buyer shall provide copies of all data relating to the production royalty calculation (including settlement sheets used in calculating Seller's production royalty) to Seller at the same time that Seller's production royalty payments are paid.

3. Buyer shall permit Seller to inspect, at Seller's expense, the books and records of Buyer pertinent to the determination of the production royalty payable under this Agreement, at any reasonable time during normal business hours, provided such inspection is conducted by Seller or by an accounting firm of recognized standing, at least one of whose members is a member of the American Institute of Certified Public Accountants, and provided such inspection does not interfere unreasonably with Buyer's operations or procedures.